Exhibit 99.1

TECHNOLOGYVILLE, INC.

FINANCIAL STATEMENTS AS OF DECEMBER 31, 2019

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Stockholder of

Technologyville, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Technologyville, Inc. (the “Company”) as of December 31, 2019, the related statements of operations, changes in stockholder’s equity, and cash flows for the year then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2019, and the results of its operations, changes in stockholder’s equity, and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ Semple, Marchal & Cooper, LLP

Certified Public Accountants

We have served as the Company’s auditor since 2020.

Phoenix, Arizona

August 7, 2020

F-2

TECHNOLOGYVILLE, INC.

BALANCE SHEET

December 31, 2019

ASSETS

Current Assets:
Cash and cash equivalents	$33,796
Accounts receivable, net of allowance for doubtful accounts of $30,846	94,090
Other current assets	1,128
Total Current Assets	129,014

Property and equipment, net of accumulated depreciation of $6,905	62,146

Total Assets	$191,160

LIABILITIES AND STOCKHOLDER’S EQUITY

Current Liabilities:
Accounts payable and accrued expenses	68,930
Line of credit	64,000
Loan payable	8,921
Total Current Liabilities	141,851

Long-term Liabilities:
Loan payable, net of current portion	46,136

Total Liabilities	187,987

Commitments and Contingencies

Stockholder’s Equity:
Common stock, $0.10 par value; 10,000 shares authorized; 1,000 shares issued and outstanding	100
Retained earnings	3,073

Total Stockholder’s Equity	3,173

Total Liabilities and Stockholder’s Equity	$191,160

The accompanying footnotes are an integral part of these financial statements.

F-3

TECHNOLOGYVILLE, INC.

STATEMENT OF OPERATIONS

Year Ended
December 31, 2019

Revenue:
Tech Connect	$1,447,653
Hardware	507,746
Other	204,077
Total revenue	2,159,476

Cost of goods sold	682,436

Total gross profit	1,477,040

Operating expenses:
Salaries and benefits	972,709
Selling, general and administrative	410,732
Total operating expenses	1,383,441

Income from operations	93,599

Other expense:
Interest expense, net	(14,097)

Total other expense	(14,097)

Net income	$79,502

The accompanying footnotes are an integral part of these financial statements.

F-4

TECHNOLOGYVILLE, INC.

STATEMENT OF CHANGES IN STOCKHOLDER’S EQUITY

FOR THE YEAR ENDED DECEMBER 31, 2019

	Common Stock		Retained
	Shares	Amount	Earnings	Total

Balance at January 1, 2019	1,000	$100	$30,657	$30,757

Distributions to stockholder	-	-	(107,086)	(107,086)
Net income	-	-	79,502	79,502
Balance as of December 31, 2019	1,000	$100	$3,073	$3,173

The accompanying footnotes are an integral part of these financial statements.

F-5

TECHNOLOGYVILLE, INC.

STATEMENT OF CASH FLOWS

Year Ended
December 31, 2019
Cash flows from operating activities:
Net Income	$79,502
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for doubtful accounts	30,846
Depreciation	6,905
Changes in operating assets and liabilities:
Accounts receivable	24,550
Other current assets	350
Accounts payable and accrued expenses	14,449

Net cash provided by operating activities	156,602

Cash flows from investing activities:

Purchases of property and equipment	(4,646)

Net cash used in investing activities	(4,646)

Cash flows from financing activities:
Proceeds from line of credit	495,000
Distributions to stockholder	(111,586)
Payments on loan payable	(4,848)
Payments on line of credit	(503,834)

Net cash used in financing activities	(125,268)

Net increase in cash and cash equivalents	26,688

Cash and cash equivalents - beginning of period	7,108

Cash and cash equivalents - end of period	$33,796

Supplemental cash flow information:
Cash paid for:
Interest	$14,110

Noncash investing and financing activities:
Loan issued for purchase of vehicle	$59,905
Capital contribution for purchase of vehicle	$4,500

The accompanying footnotes are an integral part of these financial statements.

F-6

TECHNOLOGYVILLE, INC.

NOTES TO FINANCIAL STATEMENTS

Note 1 – organization and business operations

Corporate History

Technologyville, Inc. (“Technologyville” or the “Company”) was formed on September 9, 2005 as an Illinois corporation. The Company’s principal offices are located at 2413 W. Algonquin Rd., Suite 136, Algonquin, Illinois 60102.

Business Overview

The Company is a security consulting company that provides clients with managed services to help automate their information technology infrastructure. The Company offers tailored managed services with various supplemental services such as cloud backup, spam filtering, web filtering and enhanced security for clients with advanced regulatory compliance.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The summary of significant accounting policies presented below is designed to assist in understanding the Company’s financial statements. Such financial statements and accompanying notes are the representations of Company’s management, who is responsible for their integrity and objectivity.

Use of Estimates

The preparation of the financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue and expenses and disclosure of contingent liabilities at the date of the financial statements. The Company bases its estimates and assumptions on historical experience, known or expected trends and various other assumptions that it believes to be reasonable. As future events and their effects cannot be determined with precision, actual results could differ from these estimates which may cause the Company’s future results to be affected.

The Company believes the following critical accounting policies affect its more significant judgments and estimates used in the preparation of the financial statements. Significant estimates include the allowance for doubtful accounts.

Revenue

The Company accounts for revenue in accordance with ASC Topic 606, Revenue from Contracts with Customers, which the Company adopted beginning on January 1, 2019, utilizing the modified retrospective method. The approach was applied to contracts that were in process as of January 1, 2019. The adoption of ASC Topic 606 did not have an impact on the Company’s reported revenue or contracts in process at January 1, 2019. The reported results for the year ended December 31, 2019 reflect the application of ASC Topic 606.

The Company evaluates the criteria outlined in ASC Topic 606, Principal Agent Considerations, in determining whether it is appropriate to record gross amount of product and services sales and related costs or the net amount earned as revenue. Generally, when the Company is primarily obligated in a transaction, is subject to inventory risk, has latitude in establishing prices and selecting suppliers, or has several but not all of these indicators, revenue is recorded at the gross amount. If the Company is not primarily obligated and amounts earned are determined using a fixed percentage, a fixed-payment schedule, or a combination of the two, the Company generally records the net amounts as revenue earned. The Company has determined that it acts as the principal in its revenue transactions with customers.

F-7

The Company’s revenues are derived from managed and consulting services offerings. With respect to managed services, the Company provides support for its clients’ network infrastructure, remote infrastructure administration, and cybersecurity services including, but not limited to, antivirus and patch management. With respect to consulting services, the Company provides disaster recovery and data backup consulting solutions.

Revenue Streams

The Company has four distinct revenue streams, Tech Connect Pro, Tech Connect Cloud Services and Drive (“Tech Connect Cloud”), Tech Connect Security, and Hardware. The Company derives revenues from Tech Connect Pro from annual information technology (“IT”) support contracts which provides the client with unlimited IT support for their network infrastructure. The Company derives revenues from Tech Connect Cloud Services and Drive from reviewing the client’s current infrastructure and disaster recovery plan and providing disaster recovery and data backup solutions. The Company derives revenues from Tech Connect Security from providing remote administration, patch management and security features including, but not limited to, antivirus patching. The Company derives revenues from Hardware from providing the client with equipment suggested during the Managed and Consulting Services noted above.

For the purposes of presentation on the Statement of Operations, the line item Tech Connect consists of the following revenue streams: (i) Tech Connect Pro, (ii) Tech Connect Cloud, and (iii) Tech Connect Security.

Performance Obligations

The Company’s contracts’ transaction price is allocated to each distinct performance obligation and recognized as revenue when, or as, the performance obligation is satisfied. The Company has determined the performance obligations for the following services:

Tech Connect Pro: Management has determined that services provided under Tech Connect Pro services contain a single performance obligation. The Company bills the client on a monthly basis under the annual contract and revenue is recognized as earned. For those clients that pay for the services upfront, the Company recognizes the revenue ratably over the course of the contract.

Tech Connect Cloud: Management considers these services to be time and materials with multiple performance obligations. Revenue is allocated based on the approved hours worked and rate stated in the individual Statements of Work for the project.

Tech Connect Security: Management considers these services to be time and materials with multiple performance obligations. Revenue is allocated based on the approved hours worked and rate stated in the individual statements of work for the project.

Hardware: Management considers these services to contain a single performance obligation. The Company recognizes revenue on delivery of equipment to the client.

Practical Expedients

As part of ASC 606, the Company has adopted several practical expedients including the following: (i) the Company has determined that it need not adjust the promised amount of consideration for the effects of a significant financing component since the Company expects, at contract inception, that the period between when the Company transfers a promised service to the customer and when the customer pays for that service will be one year or less and (ii) the Company recognizes any incremental costs of obtaining a contract as an expense when incurred if the amortization period of the asset that the entity otherwise would have recognized is one year or less.

F-8

Disaggregated Revenues

Revenue consists of the following by service offering for the fiscal year ended December 31, 2019:

Tech Connect Pro	Tech Connect Cloud	Tech Connect Security	Hardware	Other	Total

$1,119,545	$247,553	$80,555	$507,746	$204,077	$2,159,476

Contract Modifications

There were no contract modifications during the year ended December 31, 2019. Contract modifications are not routine in the performance of the Company’s contracts.

Cash and Cash Equivalents

The Company considers all highly liquid investments with maturities of three months or less at the time of purchase to be cash equivalents.

Accounts Receivable

Accounts receivable are reported at their outstanding unpaid principal balances, net of allowances for doubtful accounts. The Company periodically assesses its accounts and other receivables for collectability on a specific identification basis. The Company provides for allowances for doubtful receivables based on management’s estimate of uncollectible amounts considering age, collection history, and any other factors considered appropriate. Payments are generally due within 15 days of invoice. The Company writes off accounts receivable against the allowance for doubtful accounts when a balance is determined to be uncollectible. Accounts receivable are unsecured and non-interest bearing.

Property and Equipment

Property and equipment are recorded at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets. Expenditures that enhance the useful lives of the assets are capitalized and depreciated. Vehicle costs for the Company are capitalized, as incurred, and depreciated on a straight-line basis over five years.

Maintenance and repairs are charged to expense as incurred. At the time of retirement or other disposition of property and equipment, the cost and accumulated depreciation will be removed from the accounts and the resulting gain or loss, if any, will be reflected in operations.

Impairment of Long-Lived Assets

The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. Recoverability of these assets is determined by comparing the forecasted undiscounted net cash flows of the operation to which the assets relate to the carrying amount. If the operation is determined to be unable to recover the carrying amount of its assets, then these assets are written down first, followed by other long-lived assets of the operation to fair value. Fair value is determined based on discounted cash flows or appraised values, depending on the nature of the assets.

Advertising and Marketing Costs

The Company expenses advertising and marketing costs as they are incurred. Advertising and marketing expenses were $192 for the year ended December 31, 2019, and are recorded in selling, general and administrative expenses on the statement of operations.

F-9

Fair Value Measurements

As defined in ASC 820, Fair Value Measurement, fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (exit price). The Company utilizes market data or assumptions that market participants would use in pricing the asset or liability, including assumptions about risk and the risks inherent in the inputs to the valuation technique. These inputs can be readily observable, market corroborated, or generally unobservable. ASC 820 establishes a fair value hierarchy that prioritizes the inputs used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurement) and the lowest priority to unobservable inputs (level 3 measurement). This fair value measurement framework applies at both initial and subsequent measurement.

Level 1:	Quoted prices are available in active markets for identical assets or liabilities as of the reporting date. Active markets are those in which transactions for the asset or liability occur in sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2:	Pricing inputs are other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reported date. Level 2 includes those financial instruments that are valued using models or other valuation methodologies. These models are primarily industry-standard models that consider various assumptions, including quoted forward prices for commodities, time value, volatility factors and current market and contractual prices for the underlying instruments, as well as other relevant economic measures. Substantially all of these assumptions are observable in the marketplace throughout the full term of the instrument, can be derived from observable data or are supported by observable levels at which transactions are executed in the marketplace.

Level 3:	Pricing inputs include significant inputs that are generally less observable from objective sources. These inputs may be used with internally developed methodologies that result in management’s best estimate of fair value. The significant unobservable inputs used in the fair value measurement for nonrecurring fair value measurements of long-lived assets include pricing models, discounted cash flow methodologies and similar techniques.

Fair Value of Financial Instruments

The carrying value of cash, accounts receivable, accounts payable and accrued expenses, and other current liabilities approximate their fair values using level 3 inputs, based on the short-term maturity of these instruments. The carrying amount of the note payable approximates the estimated fair value for this financial instrument as management believes that such debt and interest payable on the note approximates the Company’s incremental borrowing rate.

Income Taxes

The Company is an S- Corporation that is treated as a disregarded entity for federal and state tax purposes. Accordingly, the Company is not subject to federal or state income taxes. The income or loss of the Company is included in the return of its sole member. Therefore, no provision, liability, or benefit for income taxes has been included in these financial statements. Additionally, since the Company is a disregarded entity for U.S. tax purposes, the 2017 U.S. tax reform, which was enacted on December 22, 2017, has no impact on the Company or the financial statements. The Company is generally subject to tax audits for its federal and state tax returns for tax years since 2016.

Recent Accounting Pronouncements

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842). The standard requires all leases that have a term of over 12 months to be recognized on the balance sheet with the liability for lease payments and the corresponding right-of-use asset initially measured at the present value of amounts expected to be paid over the term. Recognition of the costs of these leases on the income statement will be dependent upon their classification as either an operating or a financing lease. Costs of an operating lease will continue to be recognized as a single operating expense on a straight-line basis over the lease term. Costs for a financing lease will be disaggregated and recognized as both an operating expense (for the amortization of the right-of-use asset) and interest expense (for interest on the lease liability). This standard is effective for the Company’s interim and annual periods beginning January 1, 2022. Management does not believe that adoption of ASU 2016 - 02 will have a material impact on the Company’s financial statements and related disclosures.

F-10

All other newly issued but not yet effective accounting pronouncements have been deemed to be not applicable or immaterial to the Company.

NOTE 3 – PROPERTY AND EQUIPMENT

Property and equipment consists of the following:

December 31, 2019

Vehicle	$69,051
69,051
Less: accumulated depreciation	(6,905)
Property and equipment, net	$62,146

Total depreciation expense for the year ended December 31, 2019 was $6,905.

NOTE 4 – ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Accounts payable and accrued expenses consist of the following amounts:

December 31, 2019

Accounts payable	$2,354
Sales tax payable	2,204
Accrued expenses – credit card liabilities	64,372
$68,930

NOTE 5 – LOAN PAYABLE AND LINE OF CREDIT

Line of Credit

On August 24, 2017, the Company entered into a secured revolving line of credit with Wintrust Bank (“Wintrust”) for $75,000. The line of credit bears interest at 1.99% for the first twelve (12) months, then Prime plus 2%, with a floor rate of 6% and a maturity date of August 24, 2018. The interest rate at December 31, 2019 was 6.75%. The line of credit is collateralized by all the Company’s assets. There are no financial covenants requiring the Company to maintain specific financial ratios.

On July 12, 2019, the Company entered into a second renewal agreement of the line of credit with Wintrust. Pursuant to the renewal, the maturity date was extended to August 24, 2020. During the year ended December 31, 2019, the Company drew a total of $495,000 and made payments of $503,834. At December 31, 2019, $64,000 was outstanding.

Loan Payable - Auto

On April 29, 2019, the Company entered into note payable with VCI Account Services, that subsequently was assigned to U.S. Bancorp, for a principal amount of $59,905. The note has a maturity date of May 12, 2025, and bears an interest rate of 5.77% per annum. During the year ended December 31, 2019, the Company made cash payments of $6,921 of which $4,848 and $2,073 was attributed to principal and interest, respectively. The loan is collateralized by the vehicle. There are no financial covenants requiring the Company to maintain specific financial ratios.

F-11

Future minimum principal payments for the above mentioned loan and line of credit over the next five years and thereafter are as follows:

Total

2020	$72,921
2021	9,449
2022	10,009
2023	10,602
2024	11,230
Thereafter	4,846
$119,057

Note 6 - Stockholder’S Equity

During the year ended December 31, 2019, the Company distributed capital of $107,086.

NOTE 7 – COMMITMENTS AND CONTINGENCIES

Vehicle Lease

On April 28, 2019, the Company entered into a vehicle operating lease with VW Credit Leasing, Inc. The lease has a term of 38 months with monthly payments of $795 and has a maturity date of June 27, 2022. Total lease expense was $7,158 for the year ended December 31, 2019.

The future minimum lease payments over the next four years are as follows:

Total

2020	$9,543
2021	9,543
2022	4,772
$23,858

Legal Claims

There are no material pending legal proceedings in which the Company is a party or in which any owner or officer of the Company is a party adverse to us or has a material interest adverse to the Company.

NOTE 8 – CONCENTRATION OF CREDIT RISK

Cash Deposits

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash deposits. Accounts at each institution are insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $250,000. As of December 31, 2019, the Company had no amounts in excess of the FDIC insured limit.

Revenues

Two customers accounted for 36% of revenue for the year ended December 31, 2019, as set forth below:

Customer A	19%
Customer B	17%

F-12

Accounts Receivable

Three customers accounted for 56% of the accounts receivable as of December 31, 2019, as set forth below:

Customer A	23%
Customer B	19%
Customer C	14%

NOTE 9 – SUBSEQUENT EVENTS

On May 25, 2020, the Company entered into a stock purchase agreement with Cerberus Cyber Sentinel Corporation, a Delaware corporation. All assets and liabilities were purchased in this stock for stock transaction.

In March 2020, the World Health Organization declared the outbreak of a novel coronavirus (“COVID-19”) as a pandemic which continues to spread throughout the United States and the World. The Company is monitoring the outbreak of COVID-19 and the related business and travel restrictions and changes to behavior intended to reduce its spread, in addition to the impact on its employees. Due to the rapid development and fluidity of this situation, the magnitude and duration of the pandemic and its impact on the Company’s operations and liquidity is uncertain as of the date of this report. While there could ultimately be a material impact on operations and liquidity of the Company, at the time of issuance, the impact could not be determined.

On June 22, 2020, under the U.S. Small Business Administration’s Payroll Protection Program, the Company entered into a note payable with a financial institution for $179,600 at an interest rate of 1% per annum and a maturity date of June 22, 2025. Pursuant to the note, principal and interest payments are deferred for ten months, which, at that time the Company may apply for loan forgiveness. If the Company does not apply for loan forgiveness the Company will be required to make monthly payments of $3,819 starting on May 1, 2021. All remaining principal and interest is due and payable at the maturity date. At any time during the term of the note, the note holder may call all remaining amounts owed in full.

F-13